UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

FIGS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, the Board of Directors (the “Board”) of FIGS, Inc. (the “Company”) appointed each of A.G. Lafley, Kenneth Lin and Jeffrey Wilke to serve as members of the Board, in each case, effective April 1, 2022 (the “Effective Date”). Mr. Lin will serve as a Class II director with a term expiring at the 2023 annual meeting of stockholders and until his successor is elected and qualified or his earlier death, disqualification, resignation or removal. Messrs. Lafley and Wilke will each serve as Class III directors with terms expiring at the 2024 annual meeting of stockholders and until either of their respective successor is elected and qualified or either of their respective earlier death, disqualification, resignation or removal. The Board also appointed Messrs. Lin and Wilke to serve as members of the Audit Committee of the Board (the (“Audit Committee”), in each case, effective on the Effective Date. The Board also reconstituted the Audit Committee such that, as of the Effective Date, the Audit Committee will consist entirely of Michael Soenen (chair), Kenneth Lin and Jeffrey Wilke, with Sheila Antrum culminating her Audit Committee service as of the Effective Date.

Mr. Lafley served in various positions at The Procter & Gamble Company from 1977 to June 2016, including as its president, chief executive officer and as a member of its board of directors from June 2000 until June 2009 and again from May 2013 to October 2015. He also served as chairman of the board from July 2002 through February 2010 and again from May 2013 through June 2016. From April 2010 to May 2013, Mr. Lafley served as a consultant and as a senior adviser at Clayton, Dubilier & Rice, LLC, a private equity firm. Mr. Lafley served as a member of the board of directors of Snap Inc. from July 2016 to December 2021. Mr. Lafley has also served as a member of the board of directors of Tulco, LLC since September 2017. Mr. Lafley holds a B.A. from Hamilton College and an M.B.A. from Harvard Business School. We believe that Mr. Lafley is qualified to serve as a member of our board of directors due to his extensive leadership experience in the consumer goods space and at public companies.

Mr. Lin has served as the chief executive officer of Credit Karma, a consumer finance company that he founded and that was acquired by Intuit in 2020, since March 2007. He previously founded Multilytics Marketing, a data driven marketing agency and has served as a member of the board of trustees at Boston University since December 2021. Mr. Lin holds a B.A. in economics and mathematics from Boston University and was selected to join the Aspen Institute’s Henry Crown Fellows in 2018. We believe that Mr. Lin is qualified to serve as a member of our board of directors due to his extensive leadership, technology and internet company experience.

Mr. Wilke has served as chairman of the board of directors of Re:Build Manufacturing, a privately-held industrial manufacturing group, since March 2021. Before that, from 1999 through 2021, Mr. Wilke served in various senior executive roles at Amazon.com, Inc., including as chief executive officer of worldwide consumer, from April 2016 to March 2021, as senior vice president, consumer business, from February 2012 until April 2016, and as senior vice president, North America retail, from January 2007 until February 2012. Prior to Amazon.com, Mr. Wilke held executive positions at AlliedSignal (now Honeywell International Inc), an aerospace firm. He began his career writing code and managing software development projects at Andersen Consulting (now Accenture plc), a consulting firm. Mr. Wilke holds a B.S.E. in chemical engineering from Princeton University and an M.S. in chemical engineering and M.B.A. from Massachusetts Institute of Technology. We believe Mr. Wilke is qualified to serve as a member of our board of directors based on his extensive leadership experience in the direct to consumer, supply chain, logistics and technology spaces.

Upon the Effective Date, Messrs. Lafley, Lin and Wilke are eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for (i) an annual cash retainer of (a) $50,000 for serving on the Board and (b) $10,000 for service as a member of the Audit Committee (if applicable), (ii) an initial grant of restricted stock units (“RSUs”) for the number of shares of the Company’s Class A common stock equal to $150,000, multiplied by a fraction, (a) the numerator of which is the difference between 365 and the number of days from June 1, 2021 through the Effective Date and (b) the denominator of which is 365, divided by the closing price for the Company’s common stock on the Effective Date, and that vests in full on the earlier to occur of (x) the one-year anniversary of the Effective Date and (y) the date of the Company’s next annual meeting of stockholders following the Effective Date, subject to continued service through the applicable vesting date, and (iii) an annual grant, on the date of the Company’s annual meeting of stockholders, of RSUs for that number of shares of common stock with a value of $150,000, and that vests in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of Company’s next annual meeting of stockholders following the grant date, subject to continued service through the applicable vesting date.

The Company also expects Messrs. Lafley, Lin and Wilke to enter into its standard indemnification agreement for directors and officers.

Item 7.01 Regulation FD Disclosure.

On March 30, 2022, the Company issued a press release announcing the appointment of Messrs. Lafley, Lin and Wilke to the Board, which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Report (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit related to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release of the Company, dated March 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.

Date:	March 30, 2022	By:	/s/ Todd Maron
		Name: Title:	Todd Maron Chief Legal Officer